Exhibit 16.1

March 4, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the Form 8-Ks, dated as of the date hereof, filed by Merrill Lynch Depositor, Inc. on behalf of the PreferredPLUS, PPLUS and INDEXPLUS Trust series as listed on Appendix A, and we have the following comments:

1.	We agree with the statements made in the first, second and third paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fourth and fifth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP

New York, NY

Appendix A

Commission File #	PPLUS Trust Series

001-32364	PPLUS Trust Series GSC-3
001-32415	PPLUS Trust Series LMG-4
001-31409	PreferredPLUS Trust Series VER-1
001-31591	PPLUS Trust Series PMC-1
001-32247	PPLUS Trust Series GSC-2
001-31288	PreferredPLUS Trust Series ELP-1
001-31780	PPLUS Trust Series CSF-1
001-32018	PPLUS Trust Series TWC-1
001-16809	PreferredPLUS Trust Series LMG-2
001-32285	PPLUS Trust Series LMG-3
001-32263	PPLUS Trust Series JPM-1
001-31912	PPLUS Trust Series SPR-1
001-31595	PPLUS Trust Series VAL-1
001-32201	PPLUS Trust Series DCNA-1
001-16727	PreferredPLUS Trust Series QWS-1
001-32153	PPLUS Trust Series GSC-1
001-16453	PreferredPLUS Trust Series CCR-1
001-32142	PPLUS Trust Series CMT-1
001-16835	PreferredPLUS Trust Series ALL-1
001-16747	PreferredPLUS Trust Series CTR-1
001-16669	PreferredPLUS Trust Series CZN-1
001-31941	INDEXPLUS Trust Series 2003-1
001-31604	PPLUS Trust Series GSG-1
001-31484	PreferredPLUS Trust Series UPC-1
001-16833	PreferredPLUS Trust Series QWS-2
001-31620	PPLUS Trust Series FMC-1
001-16667	PreferredPLUS Trust Series LMG-1
001-31754	PPLUS Trust Series GSG-2
001-31488	PreferredPLUS Trust Series FAR-1
001-31520	PreferredPLUS Trust Series GEC-1
001-16569	PreferredPLUS Trust Series FRD-1
001-31587	PreferredPLUS Trust Series GRC-1